Exhibit 1.1

Execution Version

Extended Stay America, Inc.

ESH Hospitality, Inc.

25,000,000 Shares

Underwriting Agreement

May 30, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of Extended Stay America, Inc., a Delaware corporation (the “Corporation”), and ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), propose to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), (i) an aggregate of 25,000,000 shares of common stock, par value $0.01 per share (“Corporation Stock”), of the Corporation (the “Corporation Shares”) and (ii) an aggregate of 25,000,000 shares of Class B common stock, par value $0.01 per share (“ESH REIT Stock”), of ESH REIT (the “ESH REIT Shares,” and, as paired with the Corporation Shares, the “Shares”). Each Corporation Share and ESH REIT Share will be offered to the public in the form of a unit consisting of one Corporation Share and one ESH REIT Share, which are “paired” for transfer and trading purposes pursuant to the Pairing Agreement, dated as of November 12, 2013 (the “Pairing Agreement”) between the Corporation and ESH REIT.

The Corporation Stock paired with the ESH REIT Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.” The Corporation and ESH REIT are referred to herein as the “Transaction Entities.” To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

In addition, in connection with the offering of the Shares, the Transaction Entities have entered into an agreement with the Selling Stockholders, dated as of May 29, 2017 (the “Share Repurchase Agreement”), pursuant to which the Transaction Entities have agreed to repurchase (the “Concurrent Share Repurchase”) from the Selling Stockholders on the Closing Date (as defined below) an aggregate of 583,530 shares of Corporation Stock and 583,530 shares of REIT Stock (as paired together and as repurchased by the Transaction Entities pursuant to the Concurrent Share Repurchase, the “Repurchased Shares”) at a price per share equal to the Purchase Price (as defined below), as described in the Registration Statement, the Pricing Disclosure Package and Prospectus.

Each of the Transaction Entities, jointly and severally, hereby confirms its, and the Selling Stockholders, severally and not jointly, hereby confirm their, agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.    Registration Statement. The Transaction Entities have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement (File No. 333-204781) covering the public offering and sale of certain securities including the Shares. Such registration statement, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The base prospectus included in the Registration Statement in the form in which it was most recently filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), as supplemented by any preliminary prospectus supplement that the Transaction Entities may prepare relating to the Shares and used prior to the filing of the Prospectus (as defined below) (any such supplement, the “Preliminary Prospectus Supplement”), is hereinafter referred to as the “Preliminary Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement dated May 30, 2017 relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus.” Such Registration Statement became effective upon filing. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Transaction Entities had prepared the following information (collectively with the pricing information set forth on Annex C, the “Pricing Disclosure Package”): the Base Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto.

“Applicable Time” means 4:30 P.M., New York City time, on May 30, 2017.

2.    Purchase of the Shares by the Underwriters.

(a)    Each of the Selling Stockholders agrees, severally and not jointly, to sell the respective Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Stockholders the respective number of Corporation Shares and ESH REIT Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at an aggregate price per Share (the “Purchase Price”) of $17.42.

(b)    The Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholders to the Representatives at the offices of Skadden, Arps,

Slate, Meagher & Flom LLP at 10:00 A.M., New York City time, on June 5, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and Selling Stockholders may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d)    Each of the Transaction Entities and each of the Selling Stockholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Transaction Entities, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Transaction Entities, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transaction Entities and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Transaction Entities or the Selling Stockholders with respect thereto. Any review by the Underwriters of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Transaction Entities or the Selling Stockholders.

3.    Representations and Warranties of the Transaction Entities. Each of the Transaction Entities represents and warrants, jointly and severally, to each Underwriter and the Selling Stockholders that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, neither of the Transaction Entities (including their respective agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by a Transaction Entity or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex C hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and when taken together with any Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)    Registration Statement and Prospectus. The Transaction Entities meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Transaction Entities. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against either or both of the Transaction Entities or related to the offering of the Shares has been initiated or, to the knowledge of the Transaction Entities, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply as to form in each case in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the entities indicated, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, except as stated therein, throughout the periods covered thereby; provided, however, that those financial statements that are unaudited do not contain all the footnotes that may be required under GAAP for annual financial statements, and any supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Registration Statement present fairly in all material respects the information required to be stated therein; and the other accounting information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Transaction Entities and their consolidated subsidiaries, as applicable and presents fairly in all material respects the information shown thereby. Except as included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act.

(g)    No Material Adverse Change of the Corporation. Since the date of the most recent financial statements of the Corporation included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than (x) the issuance of shares upon exercise of stock options and warrants or settlement of awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (y) the repurchase of shares in accordance with the Corporation’s and ESH REIT’s combined share repurchase program as described in the Pricing Disclosure Package and the Prospectus, including the Concurrent Share Repurchase), total debt of the Corporation or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Corporation on any class of capital stock (other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Corporation and its subsidiaries taken as a whole; (ii) there has not been any transaction material to the Corporation and its subsidiaries, taken as a whole, entered into or any such transaction that is probable of being entered into by the Corporation and any of its subsidiaries, other than transactions in the ordinary course of business; and (iii) neither the Corporation nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Corporation and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)    No Material Adverse Change of ESH REIT. Since the date of the most recent financial statements of ESH REIT included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than

(x) the issuance of shares upon exercise of stock options and warrants or settlement of awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (y) the repurchase of shares in accordance with the Corporation’s and ESH REIT’s combined share repurchase program as described in the Pricing Disclosure Package and the Prospectus, including the Concurrent Share Repurchase), total debt of ESH REIT or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by ESH REIT on any class of capital stock (other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of ESH REIT and its subsidiaries taken as a whole; (ii) there has not been any transaction material to ESH REIT and its subsidiaries, taken as a whole, entered into or any such transaction that is probable of being entered into by ESH REIT and any of its subsidiaries, other than transactions in the ordinary course of business; (iii) neither ESH REIT nor any of its subsidiaries has sustained any loss or interference with its business that is material to ESH REIT and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)    Organization and Good Standing. Each of the Transaction Entities and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of (i) the Corporation and its subsidiaries taken as a whole or (ii) ESH REIT and its subsidiaries taken as a whole or on the performance by the Corporation or ESH REIT of its respective obligations under this Agreement or the Share Repurchase Agreement (a “Material Adverse Effect”). The Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Transaction Entities’ Form 10-K for the year ended December 31, 2016. The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Corporation and ESH REIT, respectively.

(j)    Capitalization. The Corporation has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Transaction Entities (including the Shares to be sold by the Selling Stockholders and the Repurchased Shares to be repurchased in the Concurrent Share Repurchase) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in either of the Transaction Entities or their respective subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of a Transaction Entity or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Shares and the capital stock of the Transaction Entities conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by a Transaction Entity have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Transaction Entities, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)    Due Authorization. Each of the Transaction Entities has full right, power and authority to execute and deliver this Agreement and the Share Repurchase Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Share Repurchase Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(l)    Underwriting Agreement; Share Repurchase Agreement. Each of this Agreement and the Share Repurchase Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(m)    The Shares. Each of the Corporation Shares, the ESH REIT Shares, the Repurchased Shares and the Shares to be sold hereunder have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)    Description of the Underwriting Agreement and Share Repurchase Agreement. To the extent described therein, this Agreement and the Share Repurchase Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)    No Violation or Default. Neither the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Transaction Entities or their respective subsidiaries is a party or by which any of the Transaction Entities or their respective subsidiaries is bound or to which any of the property or assets of any of the Transaction Entities or their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)    No Conflicts. The execution, delivery and performance by the Transaction Entities of this Agreement and the Share Repurchase Agreement and the consummation of the transactions contemplated by this Agreement and the Share Repurchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Transaction Entities or their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Transaction Entities or their respective subsidiaries is a party or by which any of the Transaction Entities or their respective subsidiaries is bound or to which any of the property or assets of any of the Transaction Entities or their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Transaction Entities or their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Transaction Entities of this Agreement and the Share Repurchase Agreement and the consummation of the transactions contemplated by this Agreement and the Share Repurchase Agreement, except for the registration of the Shares under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Exchange and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(r)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Transaction Entities or their respective subsidiaries is or may be a party or to which any property of any of the Transaction Entities or their respective subsidiaries is or may be the subject that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Transaction Entities, contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)    Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Transaction Entities and their respective subsidiaries, is an independent registered public accounting firm with respect to the Transaction Entities and their respective subsidiaries, as applicable, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)    Title to Real and Personal Property. Each of the Transaction Entities and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the applicable Transaction Entity and its subsidiaries, in each case free and clear of all liens, encumbrances and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the applicable Transaction Entity and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)    Title to Intellectual Property. Each of the Transaction Entities and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Transaction Entities and their respective subsidiaries have not received any written or actual notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(v)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Corporation or any of its subsidiaries, on the one hand, and the directors, officers, direct or indirect stockholders, customers or suppliers of the Corporation or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package. No relationship, direct or indirect, exists between or among ESH REIT or any of its subsidiaries, on the one hand, and the directors, officers, direct or indirect stockholders, customers or suppliers of ESH REIT or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w)    Investment Company Act. Each of the Transaction Entities is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)    Taxes. All United States federal income tax returns of each of the Transaction Entities and their respective subsidiaries required by law to have been filed have been duly filed and all taxes shown as due by such returns or otherwise assessed have been paid, except for such taxes that are not yet delinquent or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established. All other tax returns of each of the Transaction Entities and their respective subsidiaries required by applicable federal, state, local or foreign law to have been filed have been duly filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all such taxes, assessments, governmental or other similar charges shown as due by such returns or otherwise assessed have been paid, except for such taxes that are not yet delinquent or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established. Each of the Transaction Entities and their respective subsidiaries have withheld and paid all taxes required to be withheld and paid in connection with any amounts paid or owing to any employee, creditor or other third party. No deficiency assessment or proposed adjustment regarding any material federal, state, local or foreign taxes of the Transaction Entities or their respective subsidiaries is pending or, to the best of the Transaction Entities’ knowledge, is threatened. The accruals and reserves regarding taxes on the audited financial statements of the Transaction Entities are in conformity with GAAP and are adequate to meet any assessments and related liabilities. Since the date of the most recent audited financial statements, the Transaction Entities and their respective subsidiaries have not incurred any material tax liabilities other than tax liabilities incurred in the ordinary course of business and any transaction undertaken to facilitate or in connection with the offering of the Shares.

(y)    REIT Status. For its taxable year ended December 31, 2010, ESH REIT made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Commencing with its short taxable year ending December 31, 2010, ESH REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, under current law. All statements regarding ESH REIT’s qualification and taxation as a REIT and descriptions of ESH REIT’s organization and proposed method of operation (inasmuch as they relate to ESH REIT’s qualification and taxation as a REIT) set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete, and correct summaries of the legal or tax matters described therein in all materials respects.

(z)    Licenses and Permits. The Transaction Entities and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as would not have a Material Adverse Effect, neither of the Transaction Entities or any of their respective subsidiaries has received any written or actual notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa)    No Labor Disputes. No labor disturbance by or dispute with employees of any of the Transaction Entities or their respective subsidiaries exists or, to the knowledge of the Transaction Entities, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(bb)    Compliance with and Liability under Environmental Laws. (i) The Transaction Entities and their respective subsidiaries (a) are, and have for the past five years been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, legally binding requirements, judicial or administrative decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any judicial or administrative order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) the Transaction Entities and their respective subsidiaries are not aware of any costs or liabilities of the Transaction Entities or their respective subsidiaries arising under Environmental Laws, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (a) there are no judicial or administrative proceedings that are pending, or that are known by the Transaction Entities or their respective subsidiaries to be contemplated, against any of the Transaction Entities or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (b) the Transaction Entities and their respective subsidiaries are not aware of any facts or issues (including any anticipated capital expenditures) regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Transaction Entities and their respective subsidiaries.

(cc)    Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by any of the Transaction Entities or their respective subsidiaries (or, to the knowledge of the Transaction Entities and their respective subsidiaries, any other entity (including any predecessor) for whose acts or omissions any of the Transaction Entities or their respective subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or (to the knowledge of the Transaction Entities and their respective subsidiaries) previously owned, operated or leased by any of the Transaction Entities or their respective subsidiaries, or (to the knowledge of the Transaction Entities and their respective subsidiaries) at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, regulated under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(dd)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which either or both of the Transaction Entities or any member of their applicable “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Transaction Entities or their respective subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Transaction Entities or their respective subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Transaction Entities or their respective subsidiaries; (vi) neither the Transaction Entities nor any member of their respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Transaction Entities or their respective subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by either or both of the Transaction Entities or their respective subsidiaries in the current fiscal year of the Transaction Entities or their respective subsidiaries compared to the amount of such contributions made in the Transaction Entities or their respective subsidiaries’ most recently completed fiscal year; or (y) a material increase in either or both of the Transaction Entities and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Transaction Entities or their respective subsidiaries’ most recently completed fiscal year.

(ee)    Disclosure Controls. Each of the Transaction Entities and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Corporation and ESH REIT, respectively, in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the applicable Transaction Entities’ management as appropriate to allow timely decisions regarding required disclosure. Each of the Transaction Entities and their subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)    Accounting Controls. Each of the Transaction Entities and its subsidiaries maintain systems of “internal control over financial reporting” (to the extent required by and as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the applicable management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with the applicable management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The auditors and the Board of Directors of the applicable Transaction Entity have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect such Transaction Entity’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such Transaction Entity’s internal controls over financial reporting.

(gg)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)    Insurance. The Transaction Entities and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Transaction Entities believe are adequate to protect the Transaction Entities and their respective subsidiaries and their respective businesses; and neither Transaction Entity or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance except as would not reasonably be expected to have a Material Adverse Effect or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)    No Unlawful Payments. Neither the Transaction Entities nor any of their respective subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or other person acting on behalf of the Transaction Entities or any of their respective subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, or any other applicable anticorruption laws, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA.

(jj)    Compliance with Money Laundering Laws. The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(kk)    Compliance with OFAC. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent or employee or affiliate of any of the Transaction Entities or their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Transaction Entities will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)    No Broker’s Fees. Neither of the Transaction Entities nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Transaction Entities or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)    No Registration Rights. Except for the Registration Rights Agreement, no person has the right to require any of the Transaction Entities or its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Transaction Entities, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(nn)    No Stabilization. Neither of the Transaction Entities has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares.

(oo)    Statistical and Market Data. Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)    Sarbanes-Oxley Act. There is and has been no failure on the part of either of the Transaction Entities or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Transaction Entities are required to comply with as of the effectiveness of the Registration Statement.

(rr)    Status under the Securities Act. At the time of filing of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Transactions Entities or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, each of the Transaction Entities is not and was not an “ineligible issuer” and each of the Transaction Entities was and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act.

(ss)    Section 16 Reporting. To the knowledge of the Transaction Entities after due inquiry, each person who, at any time during the six months preceding the date of this Agreement, was a director or officer of any of the Transaction Entities required to file reports by Section 16 of the Exchange Act has accurately filed all such reports required by Section 16 of the Exchange Act, except for one Form 4 that would have reported an exempt award of equity securities under Section 16(b) that has not been filed.

4.    Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each Underwriter and the Transaction Entities that:

(a)    Required Consents; Authority. Except (A) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined herein) in connection with the purchase and distribution of the Shares by the Underwriters and (C) as would not impair in any material respect the ability of the Selling Stockholders to consummate their obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Share Repurchase Agreement, and for the sale and delivery of the Shares and the Repurchased Shares to be sold by such Selling Stockholder hereunder and under the Share Repurchase Agreement, as applicable, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Share Repurchase Agreement and to sell, assign, transfer and deliver the Shares and the Repurchased Shares to be sold by such Selling Stockholder hereunder and under the Share Repurchase Agreement, as applicable; this Agreement and the Share Repurchase Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)    No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and the Share Repurchase Agreement, the sale of the Shares and the Repurchased Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein and in the Share Repurchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(c)    Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder hereunder and to the Repurchased Shares to be sold at the Closing Date by such Selling Stockholder under the Share Repurchase Agreement, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date, good and valid title to the Shares and to the Repurchased Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, and delivery of the Repurchased Shares and payment therefor pursuant to the Share Repurchase Agreement, good and valid title to such Shares and Repurchased Shares, as applicable, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters or the Transaction Entities, as applicable.

(d)    No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares or the Repurchased Shares.

(e)    Accurate Disclosure. To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholders under the caption “Selling Stockholders” in the Pricing Disclosure Package and the Prospectus.

(f)    Material Information. Without commenting on the accuracy of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, for which the Transaction Entities take full responsibility, as of the date hereof and as of the Closing Date, the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the Transaction Entities which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

5.    Further Agreements of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants and agrees with each Underwriter that:

(a)    Required Filings. The Transaction Entities will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)    Delivery of Copies. The Transaction Entities will deliver, without charge, (i) to the Representatives, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement (prior to the completion of the offering of the Shares) or the Prospectus, the Transaction Entities will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Transaction Entities will advise the Representatives promptly, and confirm such advice in writing, (i) when (prior to the completion of the offering of the Shares) any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Transaction Entities of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Transaction Entities will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as reasonably practicable the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Transaction Entities will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Transaction Entities will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Transaction Entities will use their reasonable best efforts, in cooperation with the Underwriters, qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the neither Transaction Entity shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. Each of the Transaction Entities will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of such Transaction Entity occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. For a period of 30 days after the date of the Prospectus, the Transaction Entities will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Corporation Stock, ESH REIT Stock or Stock or any securities convertible into or exercisable or exchangeable for Corporation Stock, ESH REIT Stock or Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Corporation Stock, ESH REIT Stock or Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Corporation Stock, ESH REIT Stock or Stock or such other securities, in cash or otherwise, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, other than (A) the Shares to be sold hereunder and any shares of Corporation Stock, ESH REIT Stock or Stock issued upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the Closing Date, (B) any shares of Corporation Stock, ESH REIT Stock or Stock issued or options to purchase Corporation Stock, ESH

REIT Stock or Stock granted pursuant to the Stock Plans existing as of the date hereof, including shares of Corporation Stock, ESH REIT Stock or Stock to be registered on any registration statement on Form S-8 under the Securities Act with respect to the foregoing, (C) issuance of any Corporation Stock, ESH REIT Stock or Stock with respect to the settlement of vested restricted stock and restricted stock units pursuant to the Stock Plans, (D) any Corporation Stock, ESH REIT Stock or Stock or other securities (including securities convertible into Corporation Stock, ESH REIT Stock or Stock) issued in connection with the acquisition of assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with the acquisition by the Corporation or ESH REIT or any of their respective subsidiaries of such entity or (E) the purchase by the Corporation from ESH REIT and the issuance or sale by ESH REIT to the Corporation of any shares of ESH REIT’s Class A common stock for the purpose of the Corporation maintaining its percentage ownership (by number or value) of ESH REIT; provided that (i) each recipient of shares of Corporation Stock, ESH REIT Stock or Stock issued pursuant to clause (D) above shall have executed and delivered to the Representatives an agreement substantially in the form of Exhibit A hereto and (ii) the aggregate number of shares of Corporation Stock, ESH REIT Stock or Stock issued pursuant to clause (D) above, considered individually and together with all previous acquisition or joint ventures, if any, announced during the 30-day restricted period shall not exceed 10.0% of the Corporation Stock, ESH REIT Stock or Stock issued and outstanding on a fully diluted basis as of the Closing Date.

(i)    No Stabilization. Neither of the Transaction Entities will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Stock.

(j)    Reports. So long as the Shares are outstanding, the Transaction Entities will make available to the Representatives, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Transaction Entities will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(k)    Record Retention. The Transaction Entities will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)    Filings. The Transaction Entities will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(m)    Qualification and Taxation as a REIT. ESH REIT will use its best efforts to continue to qualify for taxation as a REIT under the Code unless its board of directors determines that it is no longer in the best interests of ESH REIT and its stockholders to be so qualified.

6.    Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a)    No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Stock.

(b)    It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated.

7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Transaction Entities and not incorporated by reference into the Registration Statement and any press release issued by the Transaction Entities) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Transaction Entities in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not and will not, without the prior written consent of the Transaction Entities, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Transaction Entities; provided further that any Underwriter using such term sheet shall notify the Transaction Entities, and provide a copy of such term sheet to the Transaction Entities, prior to, or substantially concurrently with, the first use of such term sheet.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Transaction Entities if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Transaction Entities and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The respective representations and warranties of the Transaction Entities and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Transaction Entities and their officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, any of the Transaction Entities or their respective subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) and/or (h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date, (i) a certificate of the chief financial officer or chief accounting officer of the Corporation and one additional senior executive officer of the Corporation (A) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Corporation in this Agreement are true and correct and that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (C) to the effect set forth in paragraphs (a), (c) and (d) above; (ii) a certificate of the chief financial officer or chief accounting officer of ESH REIT and one additional senior executive officer of ESH REIT (A) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of ESH REIT in this Agreement are true and correct and that ESH REIT has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (C) to the effect set forth in paragraphs (a), (c) and (d) above; and (iii) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Stockholders set forth in Section 4(e) hereof are true and correct and (B) confirming that the other representations of such Selling Stockholders in this Agreement are true and correct and that the Selling Stockholders have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Transaction Entities, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date of May 24, 2017.

(g)    Opinion and 10b-5 Statement of Counsel for the Transaction Entities. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Transaction Entities, shall have furnished to the Representatives, at the request of the Transaction Entities, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h)    Tax Opinion. The Representatives shall have received on the Closing Date, a tax opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, tax counsel for the Transaction Entities, in substantially the form set forth on Annex A-2 hereto.

(i)    Opinion of Counsel for the Selling Stockholders. (i) Simpson Thacher & Bartlett LLP, counsel for certain investment funds affiliated with Centerbridge Partners, L.P. (the “Centerbridge Selling Stockholders”), shall have furnished to the Representatives, at the request of the Centerbridge Selling Stockholders, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-1 hereto; (ii) Maples and Calder, counsel as to Cayman Islands law for certain investment funds and accounts affiliated with Paulson & Co. Inc. (the “Paulson Selling Stockholders”), shall have furnished to the Representatives, at the request of the Paulson Selling Stockholders, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-2 hereto; (iii) Kleinberg, Kaplan, Wolff & Cohen, P.C., special counsel for certain investment funds and accounts affiliated with Paulson Selling Stockholders, shall have furnished to the Representatives, at the request of the Paulson Selling Stockholders, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-3 hereto; and (iv) Simpson Thacher & Bartlett LLP, counsel for certain Partnerships affiliated with The Blackstone Group, L.P. (the “Blackstone Selling Stockholders”), shall have furnished to the Representatives, at the request of the Blackstone Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-4 hereto.

(j)    Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)    Chief Financial Officer Certificate. The Transaction Entities shall have furnished to the Representatives a certificate of the Transaction Entities, signed by each of their chief financial officers, substantially in the form of Annex E hereto, dated the date of this agreement.

(l)    No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(m)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Transaction Entities and their significant subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and officers and directors of the Transaction Entities relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(o)    Delivery of Shares. The Corporation Shares and the ESH REIT Shares have been delivered to the Representatives and paired pursuant to the Pairing Agreement.

(p)    Additional Documents. On or prior to the Closing Date, the Transaction Entities and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. Each Transaction Entity agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any materials provided to investors by, or with the approval of, the Transaction Entities in connection with the marketing of the offering of the Shares, including any road show or written investor presentations provided to investors by the Transaction Entities (whether in person or electronically) or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, however, that (i) each Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information, and (ii) the aggregate amount of each Selling Stockholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of gross proceeds received by such Selling Stockholder from the sale of its Shares hereunder.

(c)    Indemnification of the Transaction Entities. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, their directors, their officers who signed the Registration Statement and each person, if any, who controls the Corporation or ESH REIT within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any materials provided to investors by, or with the approval of, the Transaction Entities in connection with the marketing of the offering of the Shares, including any road show or written investor presentations provided to investors by the Transaction Entities (whether in person or electronically) or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the tenth paragraph under the caption “Underwriting.”

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of paragraphs (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be significant legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential significant differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Transaction Entities, their directors, their officers who signed the Registration Statement and any control persons of the Transaction Entities shall be designated in writing by the Transaction Entities and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein but applicable in accordance with its terms, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Transaction Entities and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the (i) total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Selling Stockholders for the Shares, bear to the aggregate offering price of the Shares. The relative fault of the Transaction Entities and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. The Transaction Entities, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters, respectively, were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (c) and (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)    Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Transaction Entities and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by any of the Transaction Entities shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.    Defaulting Underwriter.

(a)    If there is more than one Underwriter listed on Schedule 1 hereto and, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Transaction Entities and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Transaction Entities and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Transaction Entities and the Selling Stockholder may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Transaction Entities, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Transaction Entities agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Transaction Entities and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Transaction Entities and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Transaction Entities and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Transaction Entities and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Transaction Entities, except that the Transaction Entities and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Transaction Entities, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Transaction Entities will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Transaction Entities’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriters in connection therewith); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (reasonable fees and expenses of counsel not to exceed $15,000); (ix) all out-of-pocket expenses incurred by the Transaction Entities in connection with any “road show” presentation to potential investors (it being understood that the Underwriters, collectively, shall bear one half of the costs associated with any aircraft chartered in connection with the road show); and (x) all expenses and application fees related to the listing of the Shares on the Exchange.

(b)    If (i) this Agreement is terminated pursuant to Section 11 due to the fault of the Transaction Entities or the Selling Stockholders, (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Transaction Entities agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Transaction Entities or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Transaction Entities, the Selling Stockholders or the Underwriters.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; provided that, for the avoidance of doubt, for purposes of this Agreement, ESH REIT shall be considered a subsidiary of the Corporation; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036. Notices to the Transaction Entities shall be given to them at Extended Stay America, Inc., 11525 N. Community House Road, Suite 100, Charlotte, North Carolina 28277, fax: (980) 335-3089; Attention: General Counsel and Corporate Secretary with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Stuart Gelfond, Esq. Notices to the Selling Stockholders shall be given to Centerbridge Partners, L.P. at 375 Park Ave., New York, NY 10152, Attention: Office of the General Counsel, with copies to: legalnotices@centerbridge.com; to Paulson & Co. Inc. at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, Attention: General Counsel, (fax: (212) 977-9505 ); and to The Blackstone Group, L.P. at 345 Park Avenue, New York, New York 10154, Attention: General Counsel, (fax: (646) 253-8983).

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Transaction Entities, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

(g)    Affiliated Underwriters. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by any Selling Stockholder, the Shares being sold to such Underwriter shall not include any Stock attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EXTENDED STAY AMERICA, INC.

By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

ESH HOSPITALITY, INC.

By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

BLACKSTONE SELLING STOCKHOLDERS:

BLACKSTONE REAL ESTATE PARTNERS VI.A-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.B-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.C-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

BLACKSTONE REAL ESTATE PARTNERS VI.F-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

BY: BREP VI SIDE-BY-SIDE GP L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI-ESH L.P.

BY: BLACKSTONE REAL ESTATE ASSOCIATES VI-ESH L.P., its general partner

BY: BREA VI-ESH L.L.C., its general partner

By:	/s/ Robert G. Harper
Name: Robert G. Harper
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

CENTERBRIDGE SELLING STOCKHOLDERS:

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

BY: CCP SBS GP, LLC, its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS AIV VI-B, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS AIV VI-A, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

CENTERBRIDGE CREDIT PARTNERS, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT CAYMAN GP LTD., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS TE INTERMEDIATE I, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT CAYMAN GP LTD., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS OFFSHORE INTERMEDIATE III, L.P.

BY: CENTERBRIDGE CREDIT PARTNERS OFFSHORE GENERAL PARTNER, L.P., its general partner

BY: CENTERBRIDGE CREDIT CAYMAN GP LTD., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC AIV I, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

PAULSON SELLING STOCKHOLDERS:

PCO PP LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PCO EN LLC

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON ADVANTAGE PLUS II LTD.

By: PAULSON MANAGEMENT LP, its attorney-in-fact

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES, L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES IV L.P.

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

PAULSON CREDIT OPPORTUNITIES PEQ1 LTD.

By: PAULSON & CO. INC., its authorized signatory

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

PAULSON CREDIT OPPORTUNITIES II PEQ1 LTD.

By: PAULSON & CO. INC., its authorized signatory

By:	/s/ Stuart Merzer
Name: Stuart Merzer
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: May 30, 2017

Citigroup Global Markets Inc.

By:	/s/ Achal Sakaria
Authorized Signatory

Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Executive Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriters	Number of Shares
Citigroup Global Markets Inc.	12,500,000
Morgan Stanley & Co. LLC	12,500,000

Total	25,000,000

Schedule 2

Selling Stockholders

Selling Stockholder	Shares
CENTERBRIDGE SELLING STOCKHOLDERS
CENTERBRIDGE CAPITAL PARTNERS AIV VI-A, L.P.	1,782,244
CENTERBRIDGE CAPITAL PARTNERS AIV VI-B, L.P.	1,781,579
CENTERBRIDGE CAPITAL PARTNERS STRATEGIC AIV I, L.P.	126,169
CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.	13,359
CENTERBRIDGE CREDIT PARTNERS L.P.	1,540,225
CENTERBRIDGE CREDIT PARTNERS OFFSHORE INTERMEDIATE III, L.P.	661,157
CENTERBRIDGE CREDIT PARTNERS TE INTERMEDIATE I L.P.	1,887,349
Total sold by Centerbridge Selling Stockholders:	7,792,082

BLACKSTONE SELLING STOCKHOLDERS
BLACKSTONE REAL ESTATE PARTNERS VI.A—ESH L.P.	1,711,235
BLACKSTONE REAL ESTATE PARTNERS VI.B—ESH L.P.	1,733,814
BLACKSTONE REAL ESTATE PARTNERS VI.C—ESH L.P.	583,300
BLACKSTONE REAL ESTATE PARTNERS (AIV) VI—ESH L.P.	11,662
BLACKSTONE REAL ESTATE PARTNERS VI.TE.1—ESH L.P.	1,110,635
BLACKSTONE REAL ESTATE PARTNERS VI.TE.2—ESH L.P.	2,387,516
BLACKSTONE REAL ESTATE PARTNERS VI.F—ESH L.P.	1,803,600
BLACKSTONE REAL ESTATE HOLDINGS VI L.P.	28,728
Total sold by Blackstone Selling Stockholders:	9,370,490

ENTITIES RELATED TO PAULSON & CO. INC.
PCO EN LLC	433,475
PCO PP LLC	151,717
PAULSON ADVANTAGE PLUS II LTD.	575,519
PAULSON CREDIT OPPORTUNITIES PEQ1 LTD.	4,090,804
PAULSON CREDIT OPPORTUNITIES, L.P.	232,464
PAULSON CREDIT OPPORTUNITIES IV L.P.	1,097,885
PAULSON CREDIT OPPORTUNITIES II PEQ1 LTD.	1,255,564
Total sold by Paulson Selling Stockholders:	7,837,428

Total Shares Sold:	25,000,000

Schedule 3

Significant Subsidiaries

ESA P Portfolio L.L.C.

ESA P Portfolio Operating Lessee LLC

Annex A-1

Form of Opinion of Counsel for the Transaction Entities

Annex A-2

Form of Tax Opinion of Counsel for the Transaction Entities

Annex B-1

Form of Opinion of Simpson Thacher & Bartlett LLP, Counsel for the Centerbridge Selling Stockholders

Annex B-2

Form of Opinion of Maples and Calder, Counsel as to Cayman Islands Law for the Paulson Selling

Stockholders (which will be subject to the assumptions and qualifications set out therein)

Annex B-3

Form of Cayman Entity Opinion of Kleinberg, Kaplan, Wolff & Cohen, P.C., Special Counsel for the

Paulson Selling Stockholders

Form of Delaware Entity Opinion of Kleinberg, Kaplan, Wolff & Cohen, P.C., Special Counsel for the

Paulson Selling Stockholders

Annex B-4

Form of Opinion of Simpson Thacher & Bartlett LLP, Counsel for the Blackstone Selling Stockholders

Annex C

a.	Pricing Disclosure Package

Free Writing Prospectuses: None.

b.	Pricing Information Provided Orally by Underwriters

Shares Offered: 25,000,000

Repurchased Shares to be repurchased: 583,530

Public Offering Price Per Share: As to each investor, the price paid by such investor

Trade Date: May 30, 2017

Settlement Date: June 5, 2017

Annex D

Pricing Term Sheet

None.

Annex E

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

Exhibit A

FORM OF LOCK-UP AGREEMENT

May 30, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re:	Extended Stay America, Inc. and ESH Hospitality, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Extended Stay America, Inc., a Delaware corporation (the “Corporation”), ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), and the Selling Stockholders named therein, providing for the public offering (the “Public Offering”) by you of common stock, par value $0.01 per share (“Corporation Stock”), of the Corporation paired with Class B common stock, par value $0.01 per share (“ESH REIT Stock”) of ESH REIT. Corporation Stock paired with ESH REIT Stock are referred to as the “Shares.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, the undersigned will not during the period ending 30 days after the date of the prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Corporation Stock or ESH REIT Stock or Shares or any securities convertible into or exercisable or exchangeable for Corporation Stock or ESH REIT Stock or Shares (including without limitation, Corporation Stock or ESH REIT Stock or Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Corporation Stock or ESH REIT Stock or Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Corporation Stock or ESH REIT Stock or Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Corporation Stock or ESH REIT Stock or Shares or any security convertible into or exercisable or exchangeable for Corporation Stock or ESH REIT Stock or Shares, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of Shares as a bona fide gift or gifts, (C) distributions of Shares to limited partners, members or stockholders of the undersigned, (D) transfers of Shares by will or intestacy, (E) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (F) transfers of Shares to any immediate family member or other dependent, (G) transfers of Shares to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that the undersigned notify Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC of such transfer, (H) transfers of Shares to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G) above, (I) transfers of Shares pursuant to an order of a court or regulatory agency, (J) transfers of Shares from an executive officer to the Corporation or ESH REIT or their parent entities upon death, disability or termination of employment, in each case, of such executive officer; (K) transfers of Shares acquired in open market transactions after the completion of the Public Offering by any person other than the Corporation or ESH REIT; and (L) enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), for the transfer of Shares that does not provide for the transfer of Shares during the 30-day period referred to above; provided that (i) in the case of any transfer or distribution pursuant to clauses (B), (C), (E), (F), (G), (H), (J) and (K) above, each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph and (ii) in the case of any transfer or distribution pursuant to clauses (B) through (F), (H), (J) and (K) above, such transfer or distribution shall not be for value; and provided, further, that in the case of any transfer or distribution pursuant to clauses (B), (C), (E), (F), (H) and (K), during the period ending 30 days after the date of the Prospectus, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Shares shall be required or voluntarily made, (a) the undersigned shall provide Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC prior written notice informing it of such report or filing and (b) such report or filing shall disclose that such donor, done, transferor or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or if the Public Offering shall not have occurred on or before June 30, 2017, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]

By:
Name:
Title: